SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 28, 2005

Date of Report (Date of earliest event reported)

METALDYNE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170

(Address of principal executive offices)

(734) 207-6200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 28, 2005, Metaldyne Corporation issued a press release which is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 28, 2005

METALDYNE CORPORATION By: /s Jeffrey M. Stafeil Name: Jeffrey M. Stafeil Title: Executive Vice President and Chief Financial Officer

Exhibit 99.1

For more information, contact:

Myra Moreland

Metaldyne

734-207-6762

Tina Kozak

Metaldyne

734-207-6713

MEDIA RELEASE

Metaldyne Announces Expansion in Asia, Possible Divestiture of Non-Core Business

PLYMOUTH, Mich. — October 28, 2005 — Metaldyne announced today that it will expand its manufacturing location in Pyeongtaek, South Korea. The plant, which currently produces balance shaft modules for Hyundai, will expand to include powder metal connecting rod assemblies and front end modular assemblies. Metaldyne will also add engineering resources in the region.

“Asia is a key growth area for Metaldyne,” said Tim Leuliette, Metaldyne chairman, president and CEO. “Since the formation of the company in 2001, we have grown our business in Asia from less than five percent of our total sales to nearly 25 percent by 2010.”

Metaldyne is also announcing that it has retained Goldman, Sachs & Co. to explore a possible divestiture of its North American forging business. This business is non-core to Metaldyne and represents approximately 15 percent of the company’s total sales. Metaldyne has built a business model on value-added products such as connecting rod assemblies, balance shaft modules, brake corner and transmission modules.

“Metaldyne has reported continued revenue increases and financial improvement through an otherwise sluggish automotive market,” said Leuliette. “The divestiture of our non-core

North American Forging business would further strengthen our balance sheet and position Metaldyne for additional core business expansion.

“As businesses and markets evolve, the forging industry is consolidating. While this business is attractive for forging specialists, it is not core to Metaldyne.”

About Metaldyne

Metaldyne is a leading global designer and supplier of metal-based components, assemblies and modules for transportation-related powertrain and chassis applications including engine, transmission/transfer case, wheel-end and suspension, axle and driveline, and noise and vibration control products to the motor vehicle industry. .

Headquartered in Plymouth, Mich., Metaldyne has annual revenues of approximately $2.0 billion. The company employs over 7,500 employees at 45 facilities in 14 countries.

For more information, please visit http://www.metaldyne.com.

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